LEUKOSITE, INC.
                         REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of December 18, 1997 by and between LEUKOSITE, INC., a Delaware corporation (the "Company"), and GENENTECH, INC., a Delaware corporation (the "Investor").


                              W I T N E S S E T H:

      WHEREAS, the Company has agreed to issue and sell to the Investor 336,135 shares (the "Common Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), and the Company has agreed to issue to the Investor a Common Stock Purchase Warrant exercisable for 250,000 shares of Common Stock (the "Warrant Shares"), all upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Investor (as amended and in effect from time to time, the "Securities Purchase Agreement");

      WHEREAS, the Investor has agreed to make available to the Company two lines of credit upon the terms and conditions set forth in that certain Loan Agreement, dated as of the date hereof, between the Company and the Investor (as amended and in effect from time to time, the "Loan Agreement");

      WHEREAS, the Company has agreed, under certain circumstances, to provide for the conversion into shares of capital stock of the Company amounts that may be outstanding at any time and from time to time under the Loan Agreement, said conversion to be pursuant to, and in accordance with, the terms, conditions and provisions of the Loan Agreement; and

      WHEREAS, the terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Investor to execute and deliver this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:


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      1. DEFINITIONS. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

      "Affiliate" of a Person means any other Person controlled by, controlling or under common control with such Person.

      "Board" shall mean the board of directors of the Company.

      "Closing" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

      "Common Shares" shall mean the 336,135 shares of Common Stock purchased by the Investor from the Company, at the Closing, pursuant to the Securities Purchase Agreement.

      "Common Stock" shall mean common stock, $0.01 par value per share, of the Company.

      "Conversion Common Shares" shall mean those shares of Common Stock issued upon conversion of (i) any or all Development Loans and/or Profit-Sharing Option Loans outstanding at any time and from time to time or (ii) any and all Conversion Preferred Shares outstanding at any time and from time to time.

      "Conversion Preferred Shares" shall mean those shares of any series of preferred stock, $0.01 par value per share, of the Company that are issued upon conversion of any or all Development Loans and/or Profit-Sharing Option Loans outstanding at any time and from time to time.

      "Conversion Shares" shall mean the Conversion Common Shares and the Conversion Preferred Shares, collectively.

      "Development Loans" shall have the meaning ascribed to such term in the Loan Agreement.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Person" shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

      "Profit-Sharing Loans" shall have the meaning ascribed to such term in the Loan Agreement.


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      "Registrable Shares" shall mean the Common Shares, the Warrant Shares and the Conversion Common Shares; provided, however, that the term "Registrable Shares" shall not include any of the Common Shares, the Warrant Shares or the Conversion Common Shares that can be sold in any three (3) month period pursuant to Rule 144.

      "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, regulation or law.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Shares" shall mean the Common Shares, the Warrant Shares and the Conversion Shares.

      "Warrant" shall mean the Common Stock Purchase Warrant, dated as of the date hereof, issued by the Company to the Investor, at the Closing, pursuant to the Securities Purchase Agreement, as such Common Stock Purchase Warrant may be amended and in effect from time to time.

      "Warrant Shares" shall mean those shares of Common Stock issued upon exercise of the Warrant.

      2.   DEMAND REGISTRATION.

           (a) Registration Upon Request. In the event that, at any time from time to time after August 14, 1998, the Company shall receive a written request from the Investor requesting that the Company effect the registration under the Securities Act of all or any of the Registrable Shares and specifying the intended method of disposition thereof (each such written request being hereinafter referred to as a "Registration Request"), the Company shall, within thirty (30) days after receipt of such notice, use commercially reasonable efforts to file a registration statement under the Securities Act for purposes of registering the number of Registrable Shares specified by the Investor in such Registration Request; provided, however, that the obligations of the Company under this Section 2 shall be subject to the limitations set forth in Sections 2(b), 2(c), 2(d), 2(e), 2(f), 2(g) and 2(h) below. The Company may include in any registration pursuant to this Section 2(a) additional shares of Common Stock for sale for its own account or for the account of any other Person.

           (b) No Right to Underwritten Offering. The Investor shall have no right to request that the offering, sale, disposition or distribution of any Registrable Shares to be registered under the Securities Act pursuant to

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Section 2(a) hereof be effected pursuant to an underwritten offering. The
Company may, in its sole and absolute discretion, decide or determine that any Registrable Shares to be registered under the Securities Act pursuant to
Section 2(a) hereof shall be offered, sold, disposed of or distributed in an underwritten offering. If a registration pursuant to Section 2(a) hereof involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company in its sole and absolute discretion.

           (c) Priority of Demand Registrations. If a registration pursuant to
Section 2(a) hereof involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such underwritten offering, the Company will include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of Registrable Shares requested to be included in such registration by the Investor and (ii) second, the other shares of Common Stock proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other shares of Common Stock.

           (d) Limitation on Number of Requests. Subject to the provisions set forth below in this Section 2(d), the Investor shall not be entitled to request more than two (2) registrations, in the aggregate, pursuant to the provisions of Section 2(a) hereof. In the event that the Investor shall exercise the Warrant, then the Investor shall become entitled to request an additional registration pursuant to the provisions of Section 2(a) hereof. In the event that (i) the Company shall effect at least two prepayments of outstanding principal or accrued and unpaid interest under or in connection with any or all Development Loans and (ii) such prepayments shall be effected by converting the amount or amounts being prepaid into Conversion Common Shares, then the Investor shall become entitled to request an additional registration pursuant to the provisions of Section 2(a) hereof. In the event that the Investor shall acquire any Conversion Common Shares upon conversion of any or all outstanding principal or accrued and unpaid interest under or in connection with any or all Profit-Sharing Loans, then the Investor shall become entitled to request an additional registration pursuant to the provisions of Section 2(a) hereof. Notwithstanding anything in this Section 2(d) to the contrary, in no event shall the Investor be entitled to request more than two (2) registrations pursuant to the provisions of Section 2(a) hereof within any twelve (12) month period.


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           (e) Limitation on Timing of Requests. Notwithstanding anything expressed or implied in this Section 2 to the contrary, the Investors may not request a registration pursuant to Section 2(a) hereof (i) at any time during the period commencing on the date that any other request for registration pursuant to Section 2(a) has been made by the Investor and ending on the 180th day following the effective date of any registration statement filed by the Company with the SEC in connection with such other request or (ii) at any time during the period commencing on the date that any registration has been filed by the Company with the SEC in connection with an underwritten offering and ending on the 180th day following the effective date of such registration statement, provided that the Company is continuing to pursue such registration with reasonable diligence.

           (f) Deferral. Notwithstanding anything expressed or implied in this
Section 2 to the contrary, if, following receipt of any Registration Request from the Investor, the Company shall furnish to the Investor a certificate signed by the President or Chief Financial Officer of the Company stating that the Board has made the good faith determination that the registration requested by the Investor pursuant to such Registration Request would require premature disclosure of material, nonpublic information concerning the Company, its business or prospects and that it is therefore essential to defer such registration, then the Company shall have the right to defer the filing of the registration statement pursuant to such Registration Request for a period of not more than (70) seventy days after receipt of such Registration Request from the Investor. The Company undertakes to request that the SEC declare such registration statement effective within two Business Days of the earlier of (i) the date that the Company receives notice from the Staff of the SEC's Division of Corporate Finance (the "Staff") to the effect that the Staff will not review such registration statement or (ii) the date that the Company receives notice from the Staff that it does not have any further comments to such registration statement and that it is prepared to entertain a request for acceleration of the effective date of such registration statement. The Company may not utilize the deferral right provided for in this Section 2(f) more than once with respect to each request made pursuant to, and in accordance with, this Agreement for a registration pursuant to Section 2(a) hereof. In the event the Company exercises its right of deferral under this Section 2(f), the Investor will be entitled to withdraw its request for registration pursuant to Section 2(a) hereof and, if such request is so withdrawn pursuant to this Section 2(f), such request will not count as a request for registration for purposes of
Section 2(d) hereof.

           (g) Availability of Form S-3. Unless the Company otherwise determines in its sole and absolute discretion, any registration that the Company is required to effect pursuant to Section 2(a) hereof shall be effected pursuant to a registration statement on Form S-3 or any substitute or successor Form. If the Company is not eligible to use Form S-3 or any substitute or successor Form at the time that the Investor requests any registration pursuant to Section 2(a) hereof, then the Company shall effect such registration pursuant a registration statement on any other Form under the Securities Act that is then available to effect such registration.

           (h) Limitation on the Company's Obligation. Notwithstanding anything expressed or implied in this Section 2 to the contrary, the Company shall not be obligated to effect any registration pursuant to this Section 2 if the Investor proposes to sell Registrable Shares at an aggregate price to the public of less than Two Million Dollars ($2,000,000).

      3. OBLIGATIONS OF THE COMPANY. Whenever the Company is required under
Section 2 hereof to use commercially reasonable efforts to effect the registration of any of the Registrable Shares of the Investor, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares within thirty (30) days of receipt of Investor's written request and use commercially reasonable efforts to cause such registration statement to become and remain effective; provided, however, that the Company shall in no event be obligated to cause any such registration statement to remain effective for more than 90 days;

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

           (c) Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 3(d) below) as the Investor may reasonably request in order to facilitate the disposition of such Registrable Shares;

           (d) Notify the Investor, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to the Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Investor will not offer or sell Registrable Shares until the Company has notified the Investor that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Investor (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 3(d) and deliver copies of same as above provided in Section 3(c) hereof).

      4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Investor shall furnish to the Company such information regarding it and the securities of the Company held by it as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

      5. EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to this Agreement (excluding underwriting commissions and discounts and counsel fees of the Investor), including, without limitation, all registration and qualification fees, printing fees and fees and disbursements of counsel for the Company, shall be borne by the Company.

      6. DELAY OF REGISTRATION. The Investor shall not take any action to restrain, enjoin or otherwise delay any registration by the Company as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

      7. INDEMNIFICATION. In the event that any Registrable Shares of the Investor are included in a registration statement pursuant to this Agreement:

           (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as defined in the Securities
      Act) for the Company, and each officer and director of the Investor or such underwriter and each person, if any, who controls the Investor or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will reimburse the Investor, such underwriter or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there were material misstatements or omissions. Notwithstanding anything in the foregoing provisions of this Section 7(a) to the contrary, (i) the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and (ii) the Company shall not be liable under this Section 7(a) for or in connection with any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, any underwriter or any controlling person with respect to the Investor or such underwriter.

           (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter for the Company (within the meaning of the Securities Act), against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, or underwriter may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state in such registration statement, including any preliminary prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there were material misstatements or omissions. Notwithstanding anything in the foregoing provisions of this Section 7(b) to the contrary, (i) the liability of the Investor under this Section 7(b) shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by the Investor from the sale of Registrable Shares covered by such registration statement, and (ii) the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld).

           (c) Promptly after receipt by an indemnified party under this
      Section 7 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to the indemnified party other than under this Section 7.

      8. LOCKUP AGREEMENT. The Investor hereby agrees that, at the written request of the Company or any managing underwriter of any underwritten offering of securities of the Company, such Investor shall not, without the prior written consent of the Company or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of, or exercise any registration rights with respect to, any Shares during the 180 day period commencing on the effective date of the registration statement relating to such underwritten offering of the Company's securities. Notwithstanding the foregoing provisions of this Section 8, the Investor may continue to maintain any hedge position which the Investor has entered into prior to the 90th day preceding the effective date of such registration statement.

      9. NO TRANSFER OF REGISTRATION RIGHTS. Notwithstanding anything expressed or implied in this Agreement to the contrary, the Investor shall not assign, transfer or convey all or any of his rights under this Agreement, except with the prior written consent of the Company.

      10.  MISCELLANEOUS.

           (a) This Agreement may not be amended, modified or terminated, and no rights, obligations or provisions hereunder or hereof may be waived, except with the written consent of the Investor and the Company. Notwithstanding anything in this Agreement to the contrary, if at any time the Investor shall cease to own, or have any future right to acquire, any Shares, all of the Investor's rights under this Agreement shall immediately terminate, except for any rights that the Investor may have under Section 7 hereof.

           (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without giving effect to any conflict-of-laws provisions that would result in the application of the substantive law of a different jurisdiction), and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           (c) Any notice, demand, request or other communication hereunder to either party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier service or by first class, registered or certified mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor:

           LeukoSite, Inc.
           215 First Street
           Cambridge, MA 02142
           Attention:President (one copy)
                      Chief Financial Officer (another copy)
           Telecopier:  (617) 621-9349

           and a copy to:

           Bingham Dana LLP
           150 Federal Street
           Boston, Massachusetts 02110
           Attention: Justin P. Morreale, Esq.
           Telecopier: (617) 951-8736


           Genentech, Inc.
           1 DNA Way
           South San Francisco, CA  94080
           Attention: Corporate Secretary
           Telecopier: 650-952-9881

All of such notices, requests and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of overnight courier service, the business day following the date of receipt by the overnight courier; (iii) in the case of first class, registered or certified mail, on the earlier of (A) receipt thereof or (B) the fifth business day after deposit in the mail; and (iv) in the case of facsimile transmission, when confirmed by facsimile machine report.

           (d) The parties acknowledge and agree that, in the event of any breach of this Agreement, remedies at law will be inadequate, and each party hereto shall be entitled to specific performance of the obligations of the other party hereto and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

           (e) This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

           (f) This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.


                           [Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                LEUKOSITE, INC.


                                By:___________________________________
                                   Christopher K. Mirabelli,
                                   President


                                INVESTOR

                                GENENTECH, INC.

                                By:___________________________________
                                 Name:
                                  Title: